UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21853	87-0475073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Boroline Road, Allendale, New Jersey    07401
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (201) 236-9311

Not applicable.
(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On June 30, 2004, we closed upon $1.25 million in equity funding from Richard L. Scott Investments, LLC. We issued one million shares of common stock pursuant to the funding.

In conjunction with the investment, Alan Bazaar, Vice President and Portfolio Manager for Richard L. Scott Investments, has joined our board of directors, filling an open board seat.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Dated: July 1, 2004	By: /s/ Michael W. Levin Michael W. Levin President